UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2010 (October 13, 2010)
REGENCY ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	000-51757	16-1731691
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)
(214) 750-1771
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 13, 2010, Regency Energy Partners LP (the “Partnership”) and its wholly owned subsidiary, Regency Energy Finance Corp. (“Regency Finance” and, together with the Partnership, the “Regency Entities”), entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, as representative of the several underwriters, with respect to the public offering (the “Offering”) of $600,000,000 aggregate principal amount of the Regency Entities’ 6 7/8% Senior Notes due 2018 (the “Notes”). The Offering was made pursuant to the Partnership’s Registration Statement on Form S-3 (File No. 333-169901) which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on October 13, 2010.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Regency Entities, including obligations of the Regency Entities to indemnify the underwriters for certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Relationships
     In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Partnership and its affiliates for which they received or will receive customary fees and expenses.
Item 7.01. Regulation FD Disclosure.
     On October 13, 2010, the Partnership issued a press release announcing that the Regency Entities commenced a tender offer and consent solicitation (the “Offer”) for any and all of the approximately $357.5 million in aggregate principal amount of 8 3/8% Senior Notes due 2013 of the Regency Entities (the “2013 Notes”). The tender offer is contingent upon the satisfaction of certain conditions including (a) the receipt of requisite consents in order to adopt certain amendments to the indenture governing the 2013 Notes, and (b) the consummation of a new debt financing on terms satisfactory to the Partnership and resulting in the receipt by the Partnership of proceeds in an amount sufficient finance the Offer. A copy of the Partnership’s press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
     The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement dated as of October 13, 2010 among Regency Energy Partners LP and Regency Energy Finance Corp. and Banc of America Securities LLC, as representative of the several underwriters.

99.1	Press Release dated October 13, 2010 announcing the launch of the Offer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regency Energy Partners LP

	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

Date: October 18, 2010	By:	/s/ Byron R. Kelley Byron R. Kelley President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
1.1	Underwriting Agreement dated as of October 13, 2010 among Regency Energy Partners LP and Regency Energy Finance Corp. and Banc of America Securities LLC, as representative of the several underwriters.

99.1	Press Release dated October 13, 2010 announcing the launch of the Offer.